Exhibit 99.1

PRESS RELEASE

EMCORE Corporation Announces New VP of Sales and New VP of Operations
ALHAMBRA, California, June 1, 2015 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components, subsystems and systems for the broadband and specialty fiber optics market, announced today the appointments of David Wojciechowski as Vice President of Sales and Shane Mortazavi as Vice President of Operations. Mr. Wojciechowski and Mr. Mortazavi will report to EMCORE’s President and Chief Executive Officer, Jeffrey Rittichier. Mr. Wojciechowski is scheduled to begin on June 15th and Mr. Mortazavi is scheduled to start on June 1st.
Mr. Wojciechowski is a 20-year sales veteran in the optical communications, semiconductor and renewable energy industries with an established track record in sales strategy, business development and management of direct sales personnel in U.S., Canada and internationally including North American and global distributors and channel partners, as well as customer service functions. Mr. Wojciechowski has extensive previous experience in sales with EMCORE. From 1986 to 1989 and from 2001 to 2009 Mr. Wojciechowski served as Director of Global Sales for EMCORE Broadband where he was responsible for sales strategy and market development in North America and China for products including 1310 nm and 1550 nm transmitters, laser modules, satellite communications RF links, video transport and FTTx products. Mr. Wojciechowski most recently served as VP of Global and America Sales for Maxwell Technologies. Prior to that, he was VP for Renewable Energy Sales in North America for Power One, Inc. and SMA Solar Technology America.
"We are extremely pleased to have Dave rejoin EMCORE," said Jeffrey Rittichier, EMCORE’s President and CEO. "Not only is he a highly qualified sales executive with a well-established record of success, Dave has extensive experience with our current broadband fiber optics product line. We believe he is a great fit for our organization and the global markets we serve and are developing."
Mr. Mortazavi comes to EMCORE with over 25 years of leadership in manufacturing operations and supply chain management of leading global technology firms with operations and P&L responsibility in the electronics, aerospace, automotive, oil & gas and the telecommunications industries. From 2000 to 2013 Mr. Mortazavi served as Vice President of Operations for STEC, Inc. a $400M leading designer, manufacturer and marketer of high-end solid state drives, flash and DRAM memory for telecommunications, storage, military and medical systems. Prior to that, he served as Manufacturing Operations Manager for General Monitors, Inc., a designer, manufacturer and marketer of electronic UV/IR instrumentation and safety systems for the oil and gas industry.

“We are very excited to have Shane join EMCORE to lead our global operations team for product assembly in both the U.S and China,” commented Jeffrey Rittichier, EMCORE’s President and CEO. “We feel his extensive experience as a strategic planner, solution provider, MBB and TPS/ lean transformation expert, and his excellent project management skills will be key in helping EMCORE develop our competitive advantage in Manufacturing.”

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband and specialty fiber optics market. EMCORE provides optical components, subsystems and systems for Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's expectations, goals or intentions, including, but not limited to, financial performance, production schedules, expected customer sales, product features and their benefits, product quality, product performance and EMCORE'S executive officers. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause EMCORE's actual results to differ from those set forth in any forward-looking statement are discussed in more detail in EMCORE's SEC filings available at www.sec.gov, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

EMCORE Corporation

Mark Weinswig
Chief Financial Officer
(626) 293-3400
investor@emcore.com

Media
Joel Counter
Manager, Corporate Marketing Communications
(626) 999-7017
media@emcore.com

Investor
TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com